Execution Version
FORBEARANCE AGREEMENT
This FORBEARANCE AGREEMENT, dated as of March 27, 2026 (this “Agreement”), is by and among New Fortress Energy Inc., a Delaware corporation (“Borrower” and collectively with any of its directly and indirectly owned subsidiaries, the “Group”), each of the undersigned guarantors (the “Guarantors” and together with the Borrower, the “Obligors”), and the lenders party hereto (the “Forbearing Lenders”) and Natixis, New York Branch, as administrative agent and collateral agent (in such capacities, the “Agent”) under the Letter of Credit Facility Agreement (as defined below). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Letter of Credit Facility Agreement.
WHEREAS, the Borrower, the Guarantors, the Agent, the Issuing Banks and the Lenders (including the Forbearing Lenders) are parties to that certain Letter of Credit and Reimbursement Agreement, dated as of July 16, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Letter of Credit Facility Agreement”);
WHEREAS, the Borrower entered into that certain Restructuring Support Agreement, by and between the Borrower, certain of its directly and indirectly owned subsidiaries, Kroll Issuer Services Limited, as information agent, and certain holders or lenders of, or the investment advisor or manager to a beneficial holder(s) or lender(s) of, the Group’s debt party thereto (as in effect on or prior to the Forbearance Effective Date (as defined below), together with the Restructuring Term Sheet (as defined therein), the “RSA”);
WHEREAS, as part of the RSA, the Supporting Creditors (as defined in the RSA) will forbear from exercising all of their rights and remedies with respect to certain specified defaults listed on Schedule 2 thereto;
WHEREAS, the Group has informed the Forbearing Lenders that certain Defaults or Events of Defaults listed on Schedule 1 hereto have occurred or may occur (each a “Specified Default” and collectively, the “Specified Defaults”) and requested that the Lenders will forbear from exercising all of their rights and remedies with respect to the Specified Defaults;
WHEREAS, the Group and the Lenders have engaged in arm’s-length, good-faith negotiations regarding the terms of any forbearance, including that such forbearance shall be effective solely during the Forbearance Period (as defined below) and solely with respect to the Specified Defaults;
WHEREAS, pursuant to Section 7.1(b) of the Letter of Credit Facility Agreement, upon the occurrence of a Specified Default, the Required Lenders may instruct the Agent to declare all outstanding Reimbursement Obligations and interest thereon, together with all unpaid fees, costs, charges and other amounts due thereunder or under any other Loan Document, immediately due and payable (an “Acceleration Event”), apply and demand Cash Collateral and exercise any and all other rights and remedies available under any of the Loan Documents and applicable Law; and
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WHEREAS, upon the terms and conditions contained herein, the Forbearing Lenders and the Agent are prepared to forbear from exercising, and/or directing the Agent to, or requesting the Forbearing Lenders to consent to, exercise, or otherwise taking action to require any other Lenders to exercise or to direct the Agent to exercise, all of their rights and remedies under the Letter of Credit Facility Agreement and other applicable Loan Documents solely with respect to the Specified Defaults and solely during the Forbearance Period.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section I.FORBEARANCE; WAIVER
Section 1.01Forbearance. During the Forbearance Period, each Forbearing Lender severally (and neither jointly nor jointly and severally) hereby agrees:
(a)(i) to forbear and refrain from exercising any of its rights and remedies, including with respect to an Acceleration Event, under the Letter of Credit Facility Agreement, other applicable Loan Documents or applicable law with respect to the Specified Defaults, (ii) to instruct the Agent to forbear from (and not consent to its) exercising any of its rights and remedies, including with respect to an Acceleration Event, under the Letter of Credit Facility Agreement, other applicable Loan Documents or applicable law with respect to the Specified Defaults, (iii) in the event that the Agent or any Lender of group of Lenders takes any action which results in an Acceleration Event with respect to the Specified Defaults during the Forbearance Period, to deliver, as soon as reasonably practicable after becoming aware of the occurrence of such action, written notice to the Agent to rescind such Acceleration Event and its consequences and take all other commercially reasonable action in its power to cause such Acceleration Event to be rescinded and annulled, and (iv) that it (individually or collectively) will not deliver any notice or instruction to the Agent directing the Agent to exercise any of the rights and remedies under the Letter of Credit Facility Agreement, other applicable Loan Documents or applicable law with respect to the Specified Defaults, or any consent to any such exercise of rights and remedies;
(b)that, notwithstanding anything herein or in any Loan Document to the contrary, (i) the transactions contemplated by that certain document titled “Indicative Terms and Conditions for Operating Equipment Lease”, dated March 4, 2026 and delivered to the Agent’s counsel on March 8, 2026, are permitted in all respects, (ii) the transactions contemplated by that certain document titled “Term Sheet Summary of Principal Terms and Conditions,” relating to the loans under that certain EB-5 Loan Agreement, dated as of July 21, 2023 between ZeroPark I LLC and the lender referred to therein, dated March 13, 2026 and delivered to the Agent’s counsel on March 16, 2026, are permitted in all respects, (iii) the transactions contemplated by that certain NFE Restructuring Support Agreement, dated as of March 8, 2026, by and between the charter entities and their affiliates party thereto, and the Borrower and certain of its affiliates party thereto, are permitted in all respects, (iv) consents to the formation of a new Subsidiary (“BrazilCo PlanCo”) of NFE Financing LLC and the accession of the BrazilCo PlanCo to the New 2029 Notes Indenture as an additional guarantor thereunder, (v) none of the entities that is listed on Schedule 3 hereto (each entity in this clause, a “Dissolving Entity”) as such Schedule is initially populated (if at all) and may be updated from time to time by the Borrower, to the extent permitted and not otherwise prohibited by the RSA shall be required to be a guarantor under the New CoreCo Credit Agreement (as defined in the RSA) on the Agreement Effective Date or the Restructuring Effective Date (each as defined in the RSA); provided that (1) each Dissolving Entity organized in

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the United States shall be dissolved or otherwise wound up on or prior to the date that is 30 days from the Restructuring Effective Date and, each Dissolving Entity organized outside the United States shall be dissolved or otherwise wound up or the paperwork to dissolve or wind up shall have been filed on or prior to the date that is 60 days from the Restructuring Effective Date (each, respectively, a “Dissolution Deadline”), and (2) any Dissolving Entity that is not dissolved, wound up or for which the paper work has not been filed by the Dissolution Deadline shall become a guarantor under the New CoreCo Credit Agreement within 60 days thereafter in accordance with the guaranty and collateral requirements set forth therein (it being understood and agreed that any Dissolving Entity may be wound up prior to the Restructuring Effective Date), and (vi) the Subsidiaries that are listed on Schedule 3 as initially populated (if at all) and identified as a “Migrating Entity” therein (as may be updated from time to time by the Borrower, to the extent permitted and not otherwise prohibited by the RSA) may be migrated to, re-domiciled to or otherwise converted to an entity in any jurisdiction of organization of any other guarantor under the New CoreCo Credit Agreement on or prior to the date that is 60 days after the Restructuring Effective Date; provided that each Migrating Entity shall become a guarantor under the New CoreCo Credit Agreement within 60 days thereafter in accordance with the guaranty and collateral requirements set forth therein, in each case of the foregoing clauses (i) through (vi), on terms and conditions as set forth in the RSA; and
(c)that, without limiting any consents that have been provided in respect of any Loan Document prior to the date hereof, the covenants set forth in Section 5 of that certain Thirteenth Amendment Agreement shall no longer have any force or effect.
(d)Notwithstanding the foregoing, or any other provision herein to the contrary, neither this Agreement nor any of the agreements or undertakings hereunder shall in any way alter, delay or otherwise impede the automatic acceleration of the Obligations, in accordance with Section 7.1(b)(i) of the Letter of Credit Facility Agreement, upon the occurrence of an Event of Default under Section 7.1(a)(7) (other than with respect to clause (v) thereof) or Section 7.1(a)(8) of the Letter of Credit Facility Agreement in respect of the Borrower without any further act of the Agent, any Issuing Bank, any Lender or any other Person.
Section 1.02Forbearance Period. The forbearance set forth in this Agreement shall commence on the Forbearance Effective Date and continue until the earlier of (a) September 15, 2026 (the “Scheduled Termination Date”) and (b) the date on which the Forbearance Period is terminated pursuant to Section 2.02 below (the earlier of (a) and (b), the “Termination Date” and the period commencing on the Forbearance Effective Date and ending on the Termination Date, the “Forbearance Period”). From and after the Termination Date, such forbearance shall immediately and automatically terminate and have no further force or effect, and each of the Forbearing Lenders and the Agent shall be released from any and all obligations and agreements under this Agreement and shall be entitled to exercise any of the rights and remedies as if this Agreement had never existed, and all of the rights and remedies under the Letter of Credit Facility Agreement and at law and in equity shall be available without restriction or modification, as if such forbearance had not occurred.
Section 1.03Effect of Forbearance. Except as expressly set forth herein, neither any Forbearing Lender nor the Agent has waived (regardless of any delay in exercising such rights and remedies) any default or Event of Default that may be continuing on the Forbearance Effective Date or any default or Event of Default that may occur after the Forbearance Effective Date (whether the same or similar to the Specified Defaults or otherwise), and neither any Forbearing Lender nor the Agent has agreed to forbear with respect to any of its rights or remedies concerning any default or Event of Default (other than, during the Forbearance Period,

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the Specified Defaults and solely to the extent expressly set forth herein) that may have occurred or be continuing as of the Forbearance Effective Date, or that may occur after the Forbearance Effective Date. Except as expressly set forth herein, each Forbearing Lender and the Agent reserves all of its rights, powers, and remedies under the Letter of Credit Facility Agreement, the other Loan Documents and applicable law. Except as (and solely to the extent and with respect to the matters) expressly set forth herein, the execution, delivery and effectiveness of this Agreement shall not directly or indirectly constitute a course of dealing or other basis for altering the Letter of Credit Facility Agreement or any other contract, agreement or instrument. The Forbearing Lenders’ and the Agent’s agreement to forbear from exercising (and to waive temporarily) certain of their rights and remedies with respect to the Specified Defaults during the Forbearance Period does not in any manner whatsoever limit any Forbearing Lender’s or the Agent’s right to insist upon strict compliance with the Letter of Credit Facility Agreement and the other Loan Documents (except to the extent expressly set forth herein).
Section II.EVENTS OF TERMINATION
Section 2.01Events of Termination. The following events shall each be considered an “Event of Termination”:
(a)a case under title 11 of the United States Code or any reorganization, liquidation, insolvency, or receivership proceeding under applicable law of any jurisdiction is commenced by or against the Obligors or a subsidiary of the Obligors, or the occurrence of any other event or circumstance referred to in Section 7.1(a)(7) (other than clause (v) thereof) or Section 7.1(a)(8) of the Letter of Credit Facility Agreement;
(b)the date on which the RSA is terminated as to all parties thereto;
(c)the RSA, the Definitive Documents (as defined in the RSA) or the implementation documents identified in Section 10(f) of the RSA shall be modified in any way that would (in the reasonable opinion of the Agent) disproportionately and adversely affect any Agent, Issuing Bank or Lender under and as defined in the Letter of Credit Facility Agreement;
(d)the failure of the Obligors to timely comply with any of the terms set forth in this Agreement;
(e)any LC Disbursement shall be made pursuant to a Letter of Credit by an Issuing Bank; or
(f)any occurrence of an Event of Default, other than the Specified Defaults, under the Letter of Credit Facility Agreement.
Section 2.02Occurrence of an Event of Termination. The Forbearance Period shall terminate (a) automatically (i) on the Scheduled Termination Date or (ii) in the event of an occurrence of an Event of Termination described in Section 2.01(a) or Section 2.01(b) and (b) upon written notice of termination to the Borrower by the Forbearing Lenders holding more than fifty percent (50%) of (i) the Total LC Commitment of Forbearing Lenders or (ii) if all LC Commitments of Forbearing Lenders have been terminated or otherwise reduced to zero, the aggregate amount of all LC Exposure of Forbearing Lenders then outstanding (disregarding, in each case, the LC Commitment and LC Exposure of any Defaulting Lender that is a Forbearing Lender, collectively, the “Required Forbearing Lenders”) in the event of an occurrence of an Event of Termination described in Section 2.01(c), Section 2.01(d), Section 2.01(e) or Section 2.01(f) if such Event of Termination has not been cured within five days of delivery of written notice to the Borrower by the Required Forbearing Lenders of such Event of Termination.

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Section III.REPRESENTATIONS AND WARRANTIES AND AGREEMENTS
Section 3.01Representations and Warranties of the Obligors. In consideration of the foregoing agreements, the Obligors hereby represent and warrant to each Forbearing Lender as follows:
(a)This Agreement, the Letter of Credit Facility Agreement, and the other Loan Documents constitute valid and legally binding agreements, enforceable against the Obligors, as applicable, in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law.
(b)Each of the Obligors is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and to enter into and, as applicable, perform its obligations hereunder and under the Letter of Credit Facility Agreement and the other Loan Documents.
(c)This Agreement, the Letter of Credit Facility Agreement and the other Loan Documents have been duly and validly authorized by the Obligors and has been duly executed and delivered by the Obligors.
(d)As of the date hereof, except for the Specified Defaults (and the Defaults giving rise thereto), no Default or Event of Default has occurred or is continuing under this Agreement or the Letter of Credit Facility Agreement.
(e)As of the Forbearance Effective Date, except for the specified defaults set forth in the RSA with respect to any Debt Agreement (and the Defaults (as defined in such Debt Agreement) giving rise thereto), no Default or Event of Default (as defined in such Debt Agreement) has occurred or is continuing under such Debt Agreement.
Section 3.02The parties to this Agreement acknowledge that (a) nothing in this Agreement, including the presentation of drafts from one party to another, constitutes the making of an offer to sell or the solicitation of an offer to buy securities or loans of any kind or the solicitation of a consent or waiver of any rights under the Letter of Credit Facility Agreement and (b) the entry into this Agreement shall not constitute, directly or indirectly, a waiver, an amendment, an incurrence, a refinancing, an extension or a modification in any way of any debt or a recapitalization or restructuring in any way of the obligations of the Obligors.
Section 3.03The Forbearing Lenders and the Agent have not made any assurances concerning (a) the manner in which or whether any Event of Default may be resolved or (b) any additional forbearance or any waiver, restructuring or other accommodations.
Section IV.CONDITIONS TO EFFECTIVENESS
Section 4.01This Agreement shall become effective on the first date (the “Forbearance Effective Date”) that all of the following conditions precedent have been and will continue to be satisfied (or waived by the Forbearing Lenders):
Section 4.01Execution of this Agreement. The parties to this Agreement shall have received counterparts of this Agreement duly executed by (i) the Obligors, (ii) the Agent and (iii) Forbearing Lenders constituting the Required Lenders.

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Section 4.02RSA. The RSA shall be in full force and effect and remain unchanged since the date thereof in any manner that would (in the reasonable opinion of the Agent) adversely affect any Agent, Issuing Bank or Lender under and as defined in the Letter of Credit Facility Agreement.
Section 4.03Representations and Warranties. The representations and warranties contained herein shall be true and correct in all respects, and no Default or Event of Default (other than the Specified Defaults) shall exist on the date hereof or on the Forbearance Effective Date.
Section 4.04Payment of Fees. The Obligors shall have reimbursed or paid all accrued and unpaid expenses of the Agent, including the reasonable and documented fees, charges and disbursements of Steptoe LLP, as counsel to the Agent, and RPA Advisors, LLC as Lender Advisor.
Section V.COVENANTS
Section 5.01Covenants. From the Forbearance Effective Date until the Termination Date, to the extent permitted by law and subject to the other terms hereof:
(a)each Forbearing Lender, severally (and neither jointly nor jointly and severally) and each Obligor, jointly and severally, in each case, agrees and covenants to use commercially reasonable efforts to promptly take all actions which it is able to take and which are reasonably necessary to support, facilitate, implement, consummate or otherwise give effect to this Agreement;
(b)each Forbearing Lender, severally (and neither jointly nor jointly and severally) agrees and covenants to from time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as the Company may reasonably request in connection with the consents described in Section 1.01(b) (provided, for the avoidance of doubt, that such instruments, certificates or documents are on terms not less favorable to the Forbearing Lenders than those provided by the Supporting Creditors pursuant to Section 2(b)(2) of the RSA to the extent a request is made of such Supporting Creditor), in each case, for the purposes of giving full effect to such arrangements (including directing the Agent to execute and deliver, or to cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Borrower may be reasonably required to obtain from the Agent or any Lender under and as defined in the Letter of Credit Facility Agreement); and
(c)unless otherwise consented to by the Required Lenders, each Obligor, jointly and severally, agrees and covenants to comply with the undertakings of the Obligors set forth on Schedule 2 hereto; provided that any consent, waiver or other modification with respect to any undertaking set forth on Schedule 2 hereto that is made in connection with the RSA in accordance with the terms of the RSA, shall be deemed to constitute a consent to the same extent provided by (i) the Administrative Agent and the Required Lenders in accordance with the terms of the Letter of Credit Facility Agreement, unless such consent would disproportionately and adversely affect any Agent, Issuing Bank or Lender under and as defined in the Letter of Credit Facility Agreement and (ii) the Required Forbearing Lenders in accordance with the terms of this Agreement, unless such consent would disproportionately and adversely affect any Forbearing Lender.

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Section VI.MISCELLANEOUS
Section 6.01Counterparts. This Agreement may be executed and delivered in any number of counterparts with the same effect as if the signatures on each counterpart were upon the same instrument. Any counterpart delivered by facsimile or by other electronic method of transmission shall be deemed an original signature hereto.
Section 6.02Information. Nothing in this Agreement is intended, or shall be construed, to supersede Section 9.14 of the Letter of Credit Facility Agreement.
Section 6.03Interpretive Matters.
(a)Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, and the term “including” is not limiting. The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection and clause references herein are to this Agreement unless otherwise specified.
(b)The term “person” as used in this Agreement shall be broadly interpreted to include, without limitation, any individual, corporation, company, partnership or other entity.
(c)Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Letter of Credit Facility Agreement unless expressly provided otherwise.
Section 6.04Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, not including the conflict of law rules and principles thereof.
Section 6.05Successors and Assigns. This Agreement shall be binding upon the Obligors, the Forbearing Lenders and their respective successors and assigns, and shall inure to the benefit of each such person and their permitted successors and assigns.
Section 6.06Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
Section 6.07Integration. This Agreement contains the entire understanding of the parties hereto with regard to the subject matter contained herein. This Agreement supersedes all prior or contemporaneous negotiations, promises, covenants, agreements and representations of every nature whatsoever with respect to the matters referred to in this Agreement, all of which have become merged and finally integrated into this Agreement. Each of the parties hereto understands that in the event of any subsequent litigation, controversy or dispute concerning any of the terms, conditions or provisions of this Agreement, no party shall be entitled to offer or introduce into evidence any oral promises or oral agreements between the parties relating to the subject matter of this Agreement not included or referred to herein and not reflected by a writing included or referred to herein.
Section 6.08Jury Trial Waiver. The Obligors and the Forbearing Lenders, by acceptance of this Agreement, mutually hereby knowingly, voluntarily and intentionally waive the right to a trial by jury in respect of any litigation based herein, arising out of, under or in connection with this Agreement or the Letter of Credit Facility Agreement or any other documents contemplated to be executed in connection herewith, or any course of conduct, course of dealings, statements (whether verbal or written) or actions of any party, including, without limitation, any course of conduct, course of dealings, statements or actions of any Lender relating to the administration of the Loans or enforcement of the Letter of Credit Facility Agreement arising out of tort, strict liability, contract or any other law, and agree that no party will seek to consolidate any such action with any other action in which a jury trial cannot be or has not been waived.

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Section 6.09Email. Unless the context of this Agreement clearly requires otherwise, any notice or other communication required by this Agreement, regardless of whether the applicable subsection of this Agreement contemplates email delivery of such notice or communication, may be done via email.
Section 6.10Amendment. This Agreement may only be amended or modified in writing (including email by counsel) by the Obligors and Forbearing Lenders constituting at least the Required Forbearing Lenders.
Section 6.11Loan Document. This Agreement is a “Loan Document” as defined and described in the Letter of Credit Facility Agreement, and all of the terms and provisions of the Letter of Credit Facility Agreement relating to Loan Documents shall apply hereto.
Section 6.12Release. The Borrower and each Guarantor hereby forever waives, releases, remises and discharges each of the Agent, the Account Bank, the Issuing Banks, the Lenders, their investment advisors, sub-advisors, and managers, and each of their respective Affiliates, and each of their officers, directors, employees, agents, professionals, advisors and counsel, including, without limitation, Steptoe LLP, as counsel to the Administrative Agent (collectively, the “Releasees”), from any and all claims (including, without limitation, cross-claims, counterclaims, rights of setoff and recoupment), demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character, known or unknown, past or present, liquidated or unliquidated, suspected or unsuspected, contingent or non-contingent, which such Loan Party ever has or had on or prior to the Forbearance Effective Date against any such Releasee which concerns, directly or indirectly, the Borrower or any Guarantor, the negotiation and execution of this Agreement, the Letter of Credit Facility Agreement or any other Loan Document, or any acts or omissions of any such Releasee relating to the Borrower, any Guarantor, this Agreement, the Letter of Credit Facility Agreement or any other Loan Document, in each case, to the extent pertaining to facts, events or circumstances existing on or prior to (but not after) the Forbearance Effective Date (the “Released Claims”). The Loan Parties further covenant not to sue, commence, institute or prosecute, or support any Person that sues, commences, institutes, or prosecutes, any lawsuit, action or other proceeding against any Releasees with respect to any Released Claims. As to each and every claim released hereunder, each Loan Party hereby represents that it has received the advice of legal counsel with regard to the releases contained herein. The foregoing release shall survive the termination of this Agreement, the Letter of Credit Facility Agreement, and the other Loan Documents and payment in full of all Obligations in respect thereof and is in addition to any other release or covenant not to sue in favor of the Releasees.
[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
NEW FORTRESS ENERGY INC.

By:
Name: Christopher S. Guinta
Title: Chief Financial Officer

NEW FORTRESS INTERMEDIATE LLC

By:
Name: Christopher S. Guinta
Title: Chief Financial Officer

NFE ATLANTIC HOLDINGS LLC

By:
Name: Christopher S. Guinta
Title: Chief Financial Officer
[Signature Page to Forbearance Agreement]
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AMERICAN ENERGY LOGISTICS SOLUTIONS LLC
ATLANTIC ENERGY HOLDINGS LLC
BRADFORD COUNTY DEVELOPMENT HOLDINGS LLC
BRADFORD COUNTY GPF HOLDINGS LLC
BRADFORD COUNTY GPF PARTNERS LLC
BRADFORD COUNTY POWER HOLDINGS LLC
BRADFORD COUNTY POWER PARTNERS LLC
BRADFORD COUNTY TRANSPORT HOLDINGS LLC
BRADFORD COUNTY TRANSPORT PARTNERS LLC
ISLAND LNG LLC
LA DEVELOPMENT HOLDINGS LLC
LA REAL ESTATE HOLDINGS LLC
LA REAL ESTATE PARTNERS LLC
LNG HOLDINGS LLC
NFE FLNG 2 LLC
NEW FORTRESS ENERGY MARKETING LLC
NEW FORTRESS ENERGY HOLDINGS LLC
NFE ANDROMEDA CHARTERING LLC
NFE ANGOLA HOLDINGS LLC
NFE BCS HOLDINGS (A) LLC
NFE BCS HOLDINGS (B) LLC
NFE EQUIPMENT HOLDINGS LLC
NFE EQUIPMENT PARTNERS LLC
NFE GHANA HOLDINGS LLC
NFE GHANA PARTNERS LLC
NFE GLOBAL SHIPPING LLC
NFE GRAND SHIPPING LLC
NFE HONDURAS HOLDINGS LLC
NFE INTERNATIONAL LLC
NFE INTERNATIONAL SHIPPING LLC
NFE ISO HOLDINGS LLC
NFE ISO PARTNERS LLC
NFE JAMAICA GP LLC
NFE LOGISTICS HOLDINGS LLC
NFE MANAGEMENT LLC
NFE NICARAGUA DEVELOPMENT PARTNERS LLC
By:
Name: Christopher S. Guinta
Title: Chief Financial Officer
[Signature Page to Forbearance Agreement]
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NFE NORTH TRADING LLC
NFE PIONEER 1 LLC
NFE PIONEER 2 LLC
NFE PIONEER 3 LLC
NFE PLANT DEVELOPMENT HOLDINGS LLC
NFE FLNG 1 ISSUER LLC
NFE SOUTH POWER HOLDINGS LLC
NFE SUB LLC
NFE TRANSPORT HOLDINGS LLC
NFE TRANSPORT PARTNERS LLC
NFE US HOLDINGS LLC
PA DEVELOPMENT HOLDINGS LLC
PA REAL ESTATE HOLDINGS LLC
PA REAL ESTATE PARTNERS LLC
TICO DEVELOPMENT PARTNERS HOLDINGS LLC
TICO DEVELOPMENT PARTNERS LLC

By:
    Name: Christopher S. Guinta
    Title:    Chief Financial Officer

[Signature Page to Forbearance Agreement]
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ATLANTIC PIPELINE HOLDINGS SRL

By:
Name:    Christopher S. Guinta
Title:         Manager

NFE BERMUDA HOLDINGS LIMITED
NFE INTERNATIONAL HOLDINGS LIMITED*

By:
Name:    Christopher S. Guinta
Title:         Director
*incorporated under Bermuda law

NFE NICARAGUA HOLDINGS LLC

By:
Name:    Christopher S. Guinta
Title:         Chief Financial Officer

NFE SHANNON HOLDINGS LIMITED

By:
Name:    Christopher S. Guinta
Title:         Director

NFE SOUTH POWER TRADING LIMITED

By:
Name:    Christopher S. Guinta
Title:         Director

[Signature Page to Forbearance Agreement]
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AMAUNET, S. DE R.L. DE C.V.
NFENERGIA MEXICO, S. DE R.L. DE C.V.
NFENERGIA GN DE BCS, S. DE R.L. DE C.V.
NFE PACIFICO LAP, S. DE R.L. DE C.V.
NFE BCS MEXICO HOLDINGS, S. DE R.L. DE C.V.
NFE ALTAMIRA ONSHORE, S. DE R.L. DE C.V.
MEXICO FLNG ONSHORE, S. DE R.L. DE C.V.

By:
Name:    Christopher S. Guinta
Title:         Legal Representative
[Signature Page to Forbearance Agreement]
ID: 4903-5186-7024 v.6.1 - MSW

NFENERGÍA LLC
SOLUCIONES DE ENERGIA LIMPIA PR LLC
NFE POWER PR LLC
ENCANTO EAST LLC
ENCANTO WEST LLC
ENCANTO POWER WEST LLC

By:
Name:    Christopher S. Guinta
Title:         Chief Financial Officer

NFE NICARAGUA DEVELOPMENT PARTNERS LLC, SUCURSAL NICARAGUA

By:
Name:    Christopher S. Guinta
Title:     Chief Financial Officer
[Signature Page to Forbearance Agreement]
ID: 4903-5186-7024 v.6.1 - MSW

NFE MEXICO HOLDINGS S.À R.L.
A Luxembourg private limited liability company (société à responsabilité limitée), with registered office located at 12F, rue Guillaume Kroll, L-1882 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg trade and companies register (Registre de Commerce et des Sociétés, Luxembourg) under number B267469, duly represented by:

By:
Name: Christopher S. Guinta
Title:    Manager

NFE MEXICO HOLDINGS PARENT S.À R.L.
A Luxembourg private limited liability company (société à responsabilité limitée), with registered office located at 12F, rue Guillaume Kroll, L-1882 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg trade and companies register (Registre de Commerce et des Sociétés, Luxembourg) under number B267494, duly represented by:

By:
Name: Christopher S. Guinta
Title: Manager

[Signature Page to Forbearance Agreement]
ID: 4903-5186-7024 v.6.1 - MSW

NFE GLOBAL HOLDINGS LIMITED

By:
Name:    Christopher S. Guinta
Title:         Director

NFE INTERNATIONAL HOLDINGS*

By:
Name:    Christopher S. Guinta
Title:         Director
*incorporated under the laws of England and Wales

NFE MEXICO POWER HOLDINGS LIMITED

By:
Name:    Christopher S. Guinta
Title: Director
[Signature Page to Forbearance Agreement]
ID: 4903-5186-7024 v.6.1 - MSW

NFE MEXICO TERMINAL HOLDINGS LIMITED

By:
Name:    Christopher S. Guinta
Title:         Director

NFE UK HOLDINGS LIMITED

By:
Name:    Christopher S. Guinta
Title:         Director

NFE GP LLC

By:
Name:    Christopher S. Guinta
Title:         Chief Financial Officer

NFE INTERNATIONAL HOLDINGS 1 LIMITED

By:
Name:    Christopher S. Guinta
Title:         Director

NFE INTERNATIONAL HOLDINGS 2 LIMITED

By:
Name:    Christopher S. Guinta
Title:         Director

[Signature Page to Forbearance Agreement]
ID: 4903-5186-7024 v.6.1 - MSW

    [FORBEARING LENDER NAME], as a Forbearing Lender
By:
Name:
Title:
[Signature Page to Forbearance Agreement]
ID: 4903-5186-7024 v.6.1 - MSW

ACKNOWLEDGED:

NATIXIS, NEW YORK BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

NATIXIS, NEW YORK BRANCH, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Forbearance Agreement]
ID: 4903-5186-7024 v.6.1 - MSW

Schedule 1
Specified Defaults
Capitalized terms used in this Schedule 1 but not defined in this Agreement or in the Letter of Credit Facility Agreement shall have the meanings given to them in the RSA. The following Defaults or Events of Default with respect to each of the Letter of Credit Facility Agreement have occurred prior to the Forbearance Effective Date, and may also occur or continue to occur during the Forbearance Period in addition to any Default or Event of Default with respect to each of the Letter of Credit Facility Agreement that may arise solely as a result of the implementation of the Restructuring, including (without limitation) filing the Claim Form with respect to the Restructuring Plans, in each case, constituting Specified Defaults for purposes of the Agreement:
1.To the extent constituting an Event of Default, Events of Default under Section 7.1(a)(1)(ii) of the Letter of Credit Facility Agreement may have occurred or may occur solely as a result of the failure to repay any Unpaid Drawings and other Reimbursement Obligations following receipt of FEMA Make Whole proceeds or the failure to otherwise cash collateralize the outstanding Letter(s) of Credit, in each case, as required by Section 2.5(g)(ii) thereof and any Event of Default resulting from the use of such proceeds.
2.Events of Default under Section 7.1(a)(3) of the Letter of Credit Facility Agreement have occurred or may occur solely as a result of the failure to deliver a notice required by Section 5.7(a) thereof regarding the occurrence of any Default or Event of Default described in this Schedule 1.
3.Events of Default under Section 7.1(a)(3) of the Letter of Credit Facility Agreement have occurred or may occur solely as a result of failure to maintain the Consolidated First Lien Debt Ratio for any fiscal quarter ending after December 31, 2025, and any fiscal quarter thereafter ending prior to the earlier of (i) the Termination Date and (ii) the Restructuring Effective Date, as required by Section 6.10(a) thereof.
4.Events of Default under Section 7.1(a)(3) of the Letter of Credit Facility Agreement have occurred or may occur solely as a result of failure to maintain the Fixed Charge Coverage Ratio for any fiscal quarter ending after December 31, 2025 and prior to the earlier of (i) the Termination Date and (ii) the Restructuring Effective Date, as required by Section 6.10(b) thereof.
5.Events of Default under Section 7.1(a)(3) of the Letter of Credit Facility Agreement have occurred or may occur solely as a result of failure to maintain the minimum Consolidated Liquidity required by Section 6.10(c)(ii) thereof as of the last day of the calendar months ended January 31, 2026 and February 28, 2026 and March 31, 2026.
6.Events of Default under Section 7.1(a)(2) of the Letter of Credit Facility Agreement have occurred solely as a result of the making of representations and warranties, whether by bringing down or deemed or otherwise, that were inaccurate at the time such representation and warranty was made as a result of the Events of Default specified in this Schedule 1.
Sch. 1
ID: 4903-5186-7024 v.6.1 - MSW

7.Events of Default under Section 7.1(a)(7)(v) of the Letter of Credit Facility Agreement have occurred or may occur solely as a result of any admission of the inability to or failure generally to pay debts as they become due.
8.Events of Default under Sections 7.1(a)(14), 7.1(a)(15) and 7.1(a)(16) of the Letter of Credit Facility Agreement have occurred solely as a result of failing to maintain the New 2029 Notes Forbearance Agreement, Term Loan A Forbearance Agreement and Term Loan B Forbearance Agreement in full force and effect in accordance with their respective terms, materially violating or breaching the terms of such forbearance agreements and/or the expiration of the Forbearance Period (as defined therein).
9.Events of Default under Section 7.1(a)(4)(B) of the Letter of Credit Facility Agreement have occurred or may occur solely as a result of failures to deliver financial statements and related materials as required by Sections 5.1(a), 5.1(b), 5.2(a), 5.2(b) and 5.2(c) thereof prior to the earlier of (i) the Termination Date and (ii) the Restructuring Effective Date.
10.Events of Default under Section 7.1(a)(4) of the Letter of Credit Facility Agreement have occurred or may occur on or prior to April 30, 2026 solely as a result of the Borrower’s failure to provide annual budgets for its fiscal years ending December 31, 2025 and December 31, 2026 under Section 5.2(b) thereof.
To the extent constituting an Event of Default, Events of Default under Section 7.1(a)(2) and/or Section 7.1(a)(4) of the Letter of Credit Facility Agreement may have occurred or may occur on the Fourteenth Amendment Agreement Effective Date solely as a result of the Borrower’s payment of fees specified in the Fee Letter entered into in connection with this Amendment Agreement.
Sch. 1
ID: 4903-5186-7024 v.6.1 - MSW

Schedule 2
Undertakings
Capitalized terms used in this Schedule 2 but not defined in this Agreement or in the Letter of Credit Facility Agreement shall have the meanings given to them in the RSA. Each of the Obligors agrees and covenants, and agrees and covenants to cause the other Company Parties to the extent not party hereto, subject to its obligations under applicable law and regulations, that, from the Forbearance Effective Date until the RSA Termination Date, except (a) as may be consented to in writing by the Required Lenders, (b) as may be expressly required or permitted by the RSA or any of the Term Sheets or Definitive Documents, or (c) as may be contemplated by, or result from, (x) the Restructuring (including limitations resulting from the Restructuring Plan) or (y) certain internal reorganization transactions undertaken by the Obligors in December 2025:
1.it will use commercially reasonable efforts to conduct its business in the ordinary course in all material respects, in compliance with applicable law, including by using its commercially reasonable efforts to (A) preserve substantially intact its material business organization, (B) maintain in effect all of its material foreign, federal, state, and local licenses, permits, consents, franchises, approvals, and authorizations required to operate its business and (C) preserve in all material respects its relationships with its material counterparties, customers and suppliers, and others having material business relationships with it;
2.it will comply with Anti-Corruption Laws, Money Laundering Laws, Sanctions and Ex-Im Laws and not take any action that would cause a violation of any of the foregoing by any person or entity, including the Forbearing Lenders;
3.it will maintain good standing under the laws of the state or jurisdiction in which such Company Party is incorporated or organized, except where the failure to be in good standing would not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect;
4.it will deliver to the Forbearing Lenders or their advisors a copy of all thirteen (13)-week cash flow forecasts for the Group and associated financial reports required under any Debt Document;
5.it will, reasonably promptly following the closing of books following the end of each calendar month (which includes review by PwC), provide to the Forbearing Lenders or their advisors (A) a consolidated income statement for the month then ended and (B) a consolidated income statement of Hygo Energy Transition Limited for the month then ended;
6.with respect to FLNG 1, it will (A) provide copies of all weekly key performance indicator “dashboards” for FLNG 1 generated in the ordinary course of business, in each case, consistent with “dashboards” previously shared with the Advisors, with additional commentary on planned and unplanned outages and data backup in Excel format and (B)
Sch. 2
ID: 4903-5186-7024 v.6.1 - MSW

promptly provide updates with respect to any material developments related to the FLNG 1 facility (including progress with regards to the Company Parties’ cost of production improvement initiatives);
7.it will cause its advisors (including Alvarez & Marsal and Houlihan Lokey) to hold weekly calls (the “Weekly Calls”) with the Forbearing Lenders’ advisors to review among other matters, business operations, liquidity, cash flow forecasts, and progress and updates on the Restructuring (it being understood and agreed that the Weekly Calls contemplated by this paragraph 7 may be combined with weekly Transition Committee Calls contemplated by the Restructuring Term Sheet) and will cause its advisors otherwise to keep the Forbearing Lenders’ advisors informed of any material developments and provide any information reasonably requested by the Forbearing Lenders’ advisors;
8.it will not (a) enter into any new, or any amendment, modification, waiver, supplement, restatement or other change to any, compensation, incentive, consulting, offer, or employment agreement, arrangement, plan, program or policy (including, for the avoidance of doubt, any severance agreements) with respect to any officers or other members of the executive leadership team of the Group (including, for the avoidance of doubt, any non-ordinary course retention or incentive program or similar program or arrangement) or (b) enter into any new broad-based severance or retention agreement, arrangement, plan, program or policy, or any amendment, modification, waiver, supplement, restatement or other change to any broad-based severance or retention agreement, arrangement, plan, program or policy that has been instituted, entered into or authorized as of the date of the RSA;
9.it will not (a) enter into any new substantive contract or commitment relating to FLNG 2-5, or (b) amend or settle any material contract or commitment relating to FLNG 2-5, if the amendment or settlement requires a payment that exceeds $5,000,000 individually or $20,000,000 in the aggregate when taken together with other payments pursuant to this clause (b); provided that the Company Parties shall inform the Forbearing Lenders or their advisors substantially contemporaneously with any such payments; provided, further, the Company Parties may make payments not otherwise permitted by this paragraph 9 if (x) the Company Parties provide notice to the Forbearing Lenders or their advisors at least forty-eight (48) hours prior to making such payment, and the Majority FLNG2 Supporting Creditors do not object to such payment within such forty-eight (48)-hour period, and (y) such payment is made to a counterparty that the Company Parties believe, in good faith, after consultation with their own advisors, is critical;
10.it will not commence development, construction, engineering, procurement, or contracting activities relating to any new project, facility, or infrastructure asset not in operation, or contemplated by the Company’s business plan, as of the Agreement Effective Date;
11.it will not unreasonably withhold, condition, or delay execution of an Advisor Fee Letter with any local or specialty counsel engaged by the Agent under the Letter of Credit
Sch. 2
ID: 4903-5186-7024 v.6.1 - MSW

Facility Agreement, including any maritime counsel or counsel in Mexico, Puerto Rico, Bermuda, Brazil, or Vanuatu;
12.it will not make any material change in any material method of financial accounting or material financial accounting practice, policy or procedure other than as may be appropriate to conform to changes in applicable generally accepted accounting principles in effect from time to time (or any interpretation thereof) after the date hereof;
13.except in the ordinary course of business (including expirations, renewals, terminations in accordance with any such material agreements, contracts, arrangements, or understandings in the ordinary course of business), it will not enter into, amend, or terminate, as applicable, any material agreements, contracts, arrangements, or understandings between any member of the Group, on the one hand, and any other member of the Group or any Related Parties of the Group, on the other hand;
14.it will not amend or change any provisions of any organizational documents of any member of the Group nor waive any such provision outside of waivers provided in the ordinary course of business consistent with past practice related to board of director matters;
15.it will not engage in any material merger, consolidation, disposition, acquisition, investment, dividend, incurrence of indebtedness for borrowed money or other similar transaction outside the ordinary course of business;
16.it will not, to the extent permitted by the existing Credit agreements, pledge, encumber, assign, sell, or otherwise transfer, offer, or contract to pledge, encumber, assign, sell, or otherwise transfer, in whole or in part, any portion of its right, title, or interests in any equity interests in the Company Parties or members of the Group, whether held directly or indirectly, to the extent such pledge, encumbrance, assignment, sale, or other transfer is reasonably expected to result in material adverse tax consequences to the Company Parties and/or Group;
17.except in the ordinary course of business and consistent with past practice, it will not sell, transfer, or license any assets, transfer any business opportunity, or assume any liabilities (including, without limitation, any intellectual property);
18. it will not (a) split, combine or reclassify any outstanding shares of its capital stock or other equity interests, except for any such transaction by a wholly owned subsidiary of a Company Party which remains a wholly owned subsidiary after consummation of such transaction, or (b) declare, set aside or pay any dividend or other distribution payable in cash, stock, property, a combination thereof, or otherwise with respect to any of its capital stock or other equity interests or any capital stock or other equity interests of any other person or entity, except dividends, dividend equivalents and distributions paid by wholly owned subsidiaries of any Company Party to a Company Party or to any of its other wholly owned subsidiaries, in each case other than dividends, dividend equivalents
Sch. 2
ID: 4903-5186-7024 v.6.1 - MSW

and distributions from Brazil Parent or any of its wholly owned subsidiaries to any Company Party other than Brazil Parent or any of its wholly owned subsidiaries;
19.it will not enter into any settlement of any material claim, litigation, dispute, controversy, cause of action, proceeding, or appeal (except matters fully covered by insurance) that will materially impair the Company’s ability to consummate the Restructuring or materially impair the value that the Company is committing to provide holders of Debt in accordance with the RSA;
20. it will not (x) amend and restate, renew, or replace any Specified Material Contract on terms materially less favorable or more burdensome to the Company Parties than the terms of the Specified Material Contract so amended and restated, renewed, or replaced, or (y) other than in the ordinary course of business and consistent with past practice, amend, modify, supplement or terminate any Specified Material Contract;
21.shall use commercially reasonable efforts to obtain LNG financing on or before the Restructuring Effective Date of no less than $200 million on terms and conditions acceptable to Majority Supporting Creditors;
22.other than payments when due of obligations under the Stonebriar Loan Agreement, it will not make any payment of principal, interest or any other amounts under any Debt Document, whether contractually required thereunder or as a voluntary prepayment (other than (x) payments of accrued and unpaid interest on fees pursuant to and under the Letter of Credit Facility Agreement, (y) fees relating to letters of credit under the Revolving Credit Facility Agreement, and (z) agency and similar fees), the Existing Intermediation Facility, or any other indebtedness for borrowed money having equal priority of payments or liens securing such indebtedness with obligations under the Term Loan B Agreement; and
23.it shall not, and shall cause the Group not to, directly or indirectly, grant, create, or incur any Lien on any property or assets of the Group to secure (a) indebtedness for borrowed money or in respect of intermediation or cash flow facilities existing as of the Agreement Effective Date that was not secured by such property or assets as of the Agreement Effective Date or (b) any new indebtedness for borrowed money or in respect of intermediation or cash flow facilities incurred on or after the Agreement Effective Date.
Sch. 2
ID: 4903-5186-7024 v.6.1 - MSW

Schedule 3
Dissolving Entities
[To be supplemented in accordance with Section 1.01(b) of this Agreement]
Migrating Entities
1. NFE Mexico Holdings S.a.r.l.
2. NFE Mexico Holdings Parent S.a.r.l.
Sch. 3
ID: 4903-5186-7024 v.6.1 - MSW